Exhibit 99.1

Dear Shareholders and Lenders of Gabriel Technologies Corporation ("we," "our," or "Gabriel"):

On March 13, 2012, the United States District Court, Southern District of California issued Orders: (1) granting summary judgment against our trade secret claims on the basis that the claims were untimely; (2) granting summary judgment against most of Gabriel's contract claims on the basis that the claims were untimely and certain contract defenses precluded aspects of the contract claims from going forward; and (3) upholding the Magistrate's Order denying Gabriel's discovery on its trade secret claims.

We disagree with the conclusions of the District Court on all counts, and we are now reviewing all options with our attorneys.

This is not the end of our fight against Qualcomm.  We are committed to see that all of our claims against Qualcomm are finally and fully determined by a jury.  Our directors and management are working with our attorneys to formulate a strategy to accomplish that goal.

We fully believe that the United States judicial system is based on the premise that aggrieved parties have the right to a fair trial of their claims based on lawful discovery of the opposing party's witnesses and documents; again, we are committed to bringing the acts of Qualcomm before a jury and prevailing.

We expect that Gabriel's going-forward strategy will be devised over the coming weeks.  We will continue to advise you from time to time of important developments at Gabriel in the future, including how we intend to proceed in our continuing fight against Qualcomm.

Dated: 03/14/12	/s/ George Tingo George Tingo CEO and President, Gabriel Technologies Corporation

THIS LETTER CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.  SUCH STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THE EVENTS OR RESULTS DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, INCLUDING RISKS RELATING TO GABRIEL’S ABILITY TO ACHIEVE ONE OR MORE OF THE OBJECTIVES DESCRIBED IN THIS LETTER, AND THE RISKS AND UNCERTAINTIES REGARDING THE TIMING AND EVENTUAL OUTCOME OF THE QUALCOMM LITIGATION.  ALL FORWARD-LOOKING STATEMENTS ARE BASED UPON INFORMATION CURRENTLY AVAILABLE TO GABRIEL.  GABRIEL UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.